EXHIBIT 99.1

[LOGO]
NEW FRONTIER MEDIA

For Immediate Release
Contact: Karyn Miller, CFO
(303) 444-0900 x 102
kmiller@noof.com


                   New Frontier Media Announces Quarterly Net
                  Income of $2.0 million or 10 cents per share

BOULDER, COLORADO, August 11, 2003 -- New Frontier Media, Inc. (Nasdaq: NOOF), a leader in the electronic distribution of adult entertainment, today announced results for its fiscal first quarter ended June 30, 2003. The Company reported net income for the quarter of $2.0 million, or $0.10 per share, as compared to a net loss of $5.6 million, or $0.27 per common share for the quarter a year ago. Net revenue for the current year quarter was $10.1 million, a 5% increase compared to $9.6 million for the quarter ended June 30, 2002.

The Company reported EBITDA (earnings before interest, taxes, depreciation and non-content related amortization) of $2.8 million for the quarter ended June 30, 2003, as compared to an EBITDA loss of $0.2 million for the quarter ended June 30, 2002, determined prior to restructuring and other non-cash charges of $3.6 million, primarily related to the Internet Group.

PAY TV GROUP

The Company's Subscription/PPV TV Group ("Pay TV Group") reported revenue of $9.1 million for the quarter, an increase of 23% from revenue of $7.0 million for the quarter ended June 30, 2002. Revenue from the Pay TV Group's Cable/DBS services increased 44% from $5.0 million for the quarter ended June 30, 2002 to $7.2 million for the quarter ended June 30, 2003. This increase in revenue is related to an increase in the distribution of the Pay TV Group's video-on-demand ("VOD") service and an increase in the distribution of its partially edited pay-per-view services. Total network households at the end of the quarter were
49.0 million, representing an increase of 54% from a year ago. The Pay TV Group's TEN*On Demand service is now distributed to 7.0 million VOD enabled households, representing 95% of all available VOD households where adult content is deployed.

The Pay TV Group's gross margin increased to 62% for the quarter ended June 30, 2003, up from 51% for the quarter ended June 30, 2002. Additionally, operating expenses as a percentage of revenue declined to 23% of revenue for the current year quarter, down from 29% for the quarter a year ago. Overall operating expenses increased 5% year over year for the quarter, from $2.0 million to $2.1 million.

"We are very pleased with the Company's performance over the last two quarters. We are now experiencing the true scalability of this business as we see over 70% of our incremental Pay TV revenue dropping to the bottom line," said Michael Weiner, President of New Frontier Media, Inc.

INTERNET GROUP

The Company's Internet Group reported net revenue of $1.0 million for the quarter ended June 30, 2003, as compared to $2.6 million for the quarter ended June 30, 2002, representing a decrease of 62%. Gross margin for the Internet Group increased to 60% for the current year quarter from 31% for the quarter a year ago as a result of moving its data center operations from Los Angeles to Boulder. EBITDA for the Internet Group was $0.3 million for both quarters ended June 30, 2003 and 2002. EBITDA for the quarter ended June 30, 2002 was determined before restructuring and impairment charges of $3.6 million.

CORPORATE ADMINISTRATION EXPENSES

Corporate administration expenses declined to $1.3 million for the quarter ended June 30, 2003 from $2.5 million for the quarter ended June 30, 2002, representing a decrease of 48%. This decline is primarily related to an 88% decrease in legal fees. Legal fees for the quarter a year ago were unusually high as a result of the proxy fight and related litigation.

FUTURE OUTLOOK

The Company is updating its guidance for the fiscal year ending March 31, 2004 as follows:

     -    The Company reaffirms its revenue guidance of $35.0 - 40.0 million

     - The Company is updating its net income guidance to $5.0 - 7.0 million or $0.23 - $0.35 cents per share

     - This net income guidance is provided on the assumption that the Company will be able to utilize its net operating loss carryfowards to offset any federal or state income tax which would otherwise be owed for fiscal 2004, the first fiscal year in which it projects it will have generated net taxable income. It is possible, however, that the use of such net operating loss carryforwards could be limited by applicable Internal Revenue Code provisions, including Section 382. The Company is currently analyzing the full impact of these provisions and will revise its guidance, if necessary, with its second quarter earnings release.

CONFERENCE CALL INFORMATION

New Frontier Media, Inc. will be conducting its conference call and web cast to discuss earnings today at 4:15 p.m. Eastern Time. The participant phone number for the conference call is (800)-218-0713. To participate in the web cast please log on to www.noof.com and click on Investor Relations and then Webcasts & Events. A replay of the conference call will be available for seven days after 5:15 p.m. Eastern Time on August 11th at (800)-405-2236, access code 547862. The replay will also be archived for twelve months on the Corporate web site at www.noof.com. This press release can be found on the Company's corporate web site, www.noof.com, under Investor Relations/News Releases.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of Securities & Exchange Act. The Company intends forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. All statements related to the Company's revenue and net income/eps guidance, the scalability of the business, and the outcome of any contingencies are forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the company assumes no obligation to update the forward-looking statements included in this news release. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Please refer to the Company's Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov.

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leading distributor of adult entertainment via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Broadband and video-on-demand.

The Erotic Networks(TM), the umbrella brand for the Company's subscription and pay television subsidiary, provides pay-per-view, video-on-demand, and subscription TV networks and services to over 47 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks(TM) include Pleasure(TM), TEN(TM), TEN*Clips(TM), TEN*Xtsy(TM), TEN*Blue(TM), TEN*BluePlus(TM), TEN*Blox(TM), TEN*Max(TM) and TEN*On Demand(TM). These networks and services represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

For more information contact Karyn Miller, Chief Financial Officer, at (303) 444-0900, extension 102, and please visit our web site at www.noof.com.

Consolidated Operating Results
(in '000's except per share amounts)

                                                      (UNAUDITED)
                                                     Quarter Ended
                                                        June 30,
                                                2003                 2002

Revenue                                          $10,081             $9,597

Cost of Sales                                     (3,893)            (5,241)
                                             ------------       ------------

Gross Profit                                       6,188              4,356

Operating Expenses                                (3,930)            (9,303)
                                             ------------       ------------

Operating Income (Loss)                            2,258             (4,947)

Other Expense                                       (236)              (693)
                                             ------------       ------------

Net Income (Loss)                                 $2,022            ($5,640)
                                             ============       ============

Basic Income (Loss) Per Share                      $0.10             ($0.27)
                                             ============       ============

Diluted Income (Loss) Per Share                    $0.10             ($0.27)
                                             ============       ============

Basic shares outstanding                          19,750             21,259
                                             ============       ============

Diluted shares outstanding                        20,246             21,259
                                             ============       ============


Reconciliation of Net Income (Loss) to EBITDA as reported

                                                     (UNAUDITED)
                                                     Quarter Ended
                                                        June 30,
                                                 2003                2002

Net Income (Loss)                                 $2,022            ($5,640)

Adjustments:
              Dep'n and Amort.(1)                    516              1,212
              Interest Expense                       309                595
              Interest Income                        (11)               (18)
              Loss on non-cash write off               0                117
              Restructuring/Impair.                    0              3,576
                                             ------------       ------------

EBITDA as reported                                $2,836              ($158)
                                             ============       ============


(1) Amortization excludes amortization of content licenses

The Condensed Statement of Operations should be read in conjunction with the Company's Form 10Q, 10-K and other fiilings with the Securities and Exchange Commission. To obtain a copy please contact New Frontier Media, Inc.

Consolidated Balance Sheet
(in 000s)

                                                                      (Unaudited)
                                                                        June 30,                March 31,
                                                                         2003                     2003
CURRENT ASSETS:
              Cash and cash equivalents                                    $6,143                   $4,264
              Accounts receivable, net                                      6,484                    5,680
              Prepaid expenses                                                521                      610
              Other                                                           442                      452

                                                                      ------------            -------------
                          TOTAL CURRENT ASSETS                             13,590                   11,006
                                                                      ------------            -------------

FURNITURE AND EQUIPMENT, net                                                3,762                    3,951
                                                                      ------------            -------------

OTHER ASSETS:
              Prepaid distribution rights, net                             11,968                   11,520
              Goodwill                                                      3,743                    3,743
              Other identifiable intangible assets, net                       537                    1,124
              Deposits                                                        353                      567
              Other                                                           823                    3,114

                                                                      ------------            -------------
                          TOTAL OTHER ASSETS                               17,424                   20,068
                                                                      ------------            -------------

TOTAL ASSETS                                                              $34,776                  $35,025
                                                                      ============            =============

CURRENT LIABILITIES:
              Accounts payable                                             $2,137                   $2,606
              Current portion of capital lease obligations                    892                      996
              Deferred revenue                                              2,079                    2,223
              Accrued restructuring expense                                 1,098                    1,304
              Redeemable preferred stock                                    2,500                        0
              Note Payable                                                    400                        0
              Other accrued liabilities                                     1,697                    1,225

                                                                      ------------            -------------
                          TOTAL CURRENT LIABILITIES                        10,803                    8,354
                                                                      ------------            -------------

LONG TERM LIABILITIES:
              Obligations under capital lease, net of
                          current portion                                     380                      465
              Redeemable preferred stock                                    1,626                    3,750

                                                                      ------------            -------------
                          TOTAL LONG-TERM LIABILITIES                       2,006                    4,215
                                                                      ------------            -------------

                                                                      ------------            -------------
                                      TOTAL LIABILITIES                    12,809                   12,569
                                                                      ------------            -------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
              Common stock                                                      2                        2
              Additional paid-in capital                                   43,432                   45,943
              Accumulated deficit                                         (21,467)                 (23,489)

                                                                      ------------            -------------
                          TOTAL SHAREHOLDERS' EQUITY                       21,967                   22,456
                                                                      ------------            -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                $34,776                  $35,025
                                                                      ============            =============
